Exhibit 99.1

Schwazze Announces Second Quarter 2024 Financial Results

Growth and Restructuring Initiatives Lead to Quarter-over-Quarter Growth Across all Key Financial Metrics in Q2

Schwazze Management to Host Conference Call Today at 5:00 p.m. Eastern Time

DENVER, CO, August 13, 2024 – Medicine Man Technologies, Inc., operating as Schwazze, (OTC: SHWZ) (Cboe CA: SHWZ) ("Schwazze" or the "Company"), today announced financial and operational results for the second quarter ended June 30, 2024.

“We made solid progress on our growth and optimization initiatives in Q2 and generated sequential quarterly growth across all key financial metrics while advancing our retail strategy,” said Forrest Hoffmaster, Interim CEO of Schwazze. “During the quarter, we continued to deepen our customer understanding, sharpen our pricing and promotional strategy, enhance the in-store experience, and improve our assortment and in-stock positions. These efforts drove increased store traffic and market share expansion in both Colorado and New Mexico. In our wholesale business, we generated our second consecutive period of quarter-over-quarter growth in both states with penetration growth and catalog expansion while improving wholesale margins.”

“To drive growth in the competitive Colorado environment, we continued to elevate the retail experience and loyalty offerings to improve customer acquisition and retention. As a result, we outpaced the market on a year-over-year basis and generated 6% growth in a market that declined 11% during the same period. As part of our restructuring initiative, we shuttered our non-plant touching wholesale operation in Denver and eliminated three underperforming stores that no longer met our high-margin expectations. We continue to evaluate our asset base to ensure we’re running as efficiently as possible while maximizing output.”

“In New Mexico, state cannabis sales were up 7% across a store base that was 20% higher year-over-year in Q2. The state’s regulatory body continued to increase its enforcement, helping lead to a reduction in net new store openings, which we anticipate will flip from positive to negative in the back half of the year. Our consistent efforts to optimize our pricing and promotional strategy, expand assortment with high-quality flower, and deliver an enhanced customer experience is generating momentum. In the second quarter, we grew revenue 9% sequentially compared to the state’s 2%, demonstrating the effectiveness of our operating playbook to compete in challenging environments.”

“Looking ahead, we will continue to refine our retail strategy while further driving operating efficiencies across our retail, cultivation, and manufacturing assets. Our recent debt restructuring provides us with the financial flexibility to execute our strategic growth initiatives in Colorado and New Mexico. Over the past year, our consistent efforts to optimize operations have established a solid foundation, positioning us for continued growth and stronger levels of profitability in the second half of 2024.”

Second Quarter 2024 Financial Summary

$ in Thousands USD	Q2 2024	Q1 2024	Q2 2023
Total Revenue	$43,236	$41,601	$42,375
Gross Profit	$19,044	$17,934	$23,039
Operating Expenses	$21,788	$20,643	$18,082
Income (Loss) from Operations	$(2,744)	$(2,709)	$4,957
Adjusted EBITDA[1]	$9,032	$7,341	$13,814
Operating Cash Flow	$(108)	$(3,700)	$2,683

Recent Highlights

•	In July 2024, Schwazze extended the maturities of its original $15.0 million Altmore, LLC Loan Agreement and its $17.0 million Reynold Greenleaf & Associates LLC Promissory Note to November 2025 (both previously due in February 2025) in a step toward addressing future debt obligations.

•	Announced the grand opening of a medical and recreational dispensary in June under the R. Greenleaf banner in Bernalillo, New Mexico, increasing the Company’s retail footprint to 35 stores across the state.

•	Closed the Company’s Colorado distribution center and shuttered its non-plant touching wholesale operations, The Big Tomato, in Colorado to concentrate on core business operations.

•	Closed three underperforming Colorado dispensaries and streamlined the Company’s corporate office support structure to strengthen its retail forward strategy.

•	Increased wholesale penetration during the quarter to approximately 34% and 35% of total doors in Colorado and New Mexico, respectively.

•	Expanded wholesale catalog in New Mexico with the launch of Lowell Farms pre-rolls.

•	Generated 28% sequential wholesale unit growth in New Mexico with Wana gummies.

 1 Adjusted EBITDA is a non-GAAP measure as defined by the SEC, and represents earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs. The Company uses Adjusted EBITDA as it believes it better explains the results of its core business. See “ADJUSTED EBITDA RECONCILIATION (NON-GAAP)” section herein for an explanation and reconciliations of non-GAAP measure used throughout this release.

Second Quarter 2024 Financial Results

Total revenue in the second quarter of 2024 increased 2% to $43.2 million compared to $42.4 million for the same quarter last year. The increase was primarily due to growth from new stores compared to the prior year period, partially offset by lower wholesale revenue and continued pricing pressure from the proliferation of new licenses in New Mexico.

Gross profit for the second quarter of 2024 was $19.0 million or 44.0% of total revenue, compared to $23.0 million or 54.4% of total revenue for the same quarter last year. The decrease in gross margin was primarily driven by the aforementioned pricing pressure and greater mix of third-party purchasing in New Mexico to broaden assortment in the state, as well as higher medical sales mix in Colorado.

Operating expenses for the second quarter of 2024 were $21.8 million compared to $18.1 million for the same quarter last year. The increase was primarily driven by four-wall SG&A costs associated with five additional stores in Colorado and New Mexico, as well as non-recurring professional service fees related to prior period workpaper review stemming from work required to comply with SEC based on their Order against BF Borgers.

Loss from operations for the second quarter of 2024 was $2.7 million compared to income from operations of $5.0 million in the same quarter last year. Net loss was $13.9 million for the second quarter of 2024 compared to $6.6 million for the same quarter last year.

Adjusted EBITDA for the second quarter of 2024 was $9.0 million compared to $13.8 million for the same quarter last year. The decrease in Adjusted EBITDA was primarily driven by lower gross margin and higher operating expenses.

As of June 30, 2024, cash and cash equivalents were $12.3 million compared to $19.2 million on December 31, 2023. Total debt as of June 30, 2024, was $163.4 million compared to $156.8 million on December 31, 2023.

Conference Call

The Company will conduct a conference call today, August 13, 2024, at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2024.

Schwazze management will host the conference call, followed by a question-and-answer period. Interested parties may submit questions to the Company prior to the call by emailing ir@schwazze.com.

Date: Tuesday, August 13, 2024

Time: 5:00 p.m. Eastern time

Toll-free dial-in: (844) 825-9789

International dial-in: (412) 317-5180

Conference ID: 10191294

Webcast: SHWZ Q2 2024 Earnings Call

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://ir.schwazze.com.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 10191294

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

About Schwazze

Schwazze (OTC: SHWZ) (Cboe CA: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to explore taking its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale.

Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector.

Medicine Man Technologies, Inc. was Schwazze's former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth. To learn more about Schwazze, visit https://schwazze.com/.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include financial outlooks; any projections of net sales, earnings, or other financial items; any statements of the strategies, plans and objectives of our management team for future operations; expectations in connection with the Company's previously announced business plans; any statements regarding future economic conditions or performance; and statements regarding the intent, belief or current expectations of our management team. Such statements may be preceded by the words "may," "will," "could," "would," "should," "expect," "intends," "plans," "strategy," "prospects," "anticipate," "believe," "approximately," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. We have based our forward-looking statements on management's current expectations and assumptions about future events and trends affecting our business and industry. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Therefore, forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@schwazze.com

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

For the Periods Ended June 30, 2024 and December 31, 2023

Expressed in U.S. Dollars

	June 30,	December 31,
	2024	2023
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash & Cash Equivalents	$12,266,507	$19,248,932
Accounts Receivable, net of Allowance for Doubtful Accounts	3,528,705	4,261,159
Inventory	24,867,900	25,787,793
Marketable Securities, net of Unrealized Loss of $335,626 and Gain of $1,816, respectively	120,473	456,099
Prepaid Expenses & Other Current Assets	5,480,899	3,914,064
Total Current Assets	46,264,484	53,668,047
Non-Current Assets
Fixed Assets, net Accumulated Depreciation of $11,544,329 and $8,741,782, respectively	31,196,693	31,113,630
Investments	2,000,000	2,000,000
Investments Held for Sale	1,000,000	202,111
Goodwill	60,685,699	67,499,199
Intangible Assets, net Accumulated Amortization of $41,978,356 and $32,706,765, respectively	162,000,777	166,167,877
Other Non-Current Assets	1,328,188	1,263,837
Operating Lease Right of Use Assets	33,195,227	34,233,142
Deferred Tax Assets, net	1,939,580	1,996,489
Total Non-Current Assets	293,346,164	304,476,285
Total Assets	$339,610,648	$358,144,332

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$7,530,495	$13,341,561
Accrued Expenses	9,786,348	7,774,691
Derivative Liabilities	63,324	638,020
Lease Liabilities - Current	5,084,972	4,922,724
Current Portion of Long Term Debt	29,586,959	3,547,011
Income Taxes Payable	33,251,832	25,232,782
Total Current Liabilities	85,303,930	55,456,789
Non-Current Liabilities
Long Term Debt, net of Debt Discount & Issuance Costs	133,813,630	153,262,203
Lease Liabilities - Non-Current	29,705,779	30,133,452
Total Non-Current Liabilities	163,519,409	183,395,655
Total Liabilities	$248,823,339	$238,852,444

Stockholders' Equity
Preferred Stock, $0.001 Par Value. 10,000,000 Shares Authorized; 81,562 Shares Issued and 81,562 Outstanding as of June 30, 2024 and 85,534 Shares Issued and 85,534 Outstanding as of December 31, 2023.	82	86
Common Stock, $0.001 Par Value. 250,000,000 Shares Authorized; 81,076,907 Shares Issued and 80,156,757 Shares Outstanding as of June 30, 2024 and 74,888,392 Shares Issued and 73,968,242 Shares Outstanding as of December 31, 2023.	81,077	74,888
Additional Paid-In Capital	203,519,460	202,040,968
Accumulated Deficit	(110,780,183)	(80,790,927)
Common Stock Held in Treasury, at Cost, 920,150 Shares Held as of June 30, 2024 and 920,150 Shares Held as of December 31, 2023.	(2,033,127)	(2,033,127)
Total Stockholders' Equity	90,787,309	119,291,888
Total Liabilities & Stockholders' Equity	$339,610,648	$358,144,332

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME AND (LOSS)

For the Periods Ended June 30, 2024 and 2023

Expressed in U.S. Dollars

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Revenues
Retail	$39,114,405	$38,098,957	$76,747,657	$73,919,068
Wholesale	3,994,466	4,274,483	7,892,786	8,333,408
Other	126,877	1,660	196,298	123,560
Total Revenue	43,235,748	42,375,100	84,836,741	82,376,036
Total Cost of Goods & Services	24,191,559	19,335,845	47,858,878	37,387,074
Gross Profit	19,044,189	23,039,255	36,977,863	44,988,962
Operating Expenses
Selling, General and Administrative Expenses	12,604,835	7,359,141	24,440,653	16,492,093
Professional Services	971,643	487,860	2,643,523	1,675,224
Salaries	7,783,492	7,389,172	14,664,480	13,154,165
Stock Based Compensation	427,779	2,845,691	681,695	3,060,235
Total Operating Expenses	21,787,749	18,081,864	42,430,351	34,381,717
Income from Operations	(2,743,560)	4,957,391	(5,452,488)	10,607,245
Other Income (Expense)
Interest Expense, net	(8,387,075)	(7,890,439)	(16,694,444)	(15,636,294)
Unrealized Gain (Loss) on Derivative Liabilities	1,256,521	1,468,083	574,696	9,969,768
Other Loss	(5,000)	-	5,500	-
Loss on Investment	-	-	(33,382)	-
Unrealized Gain on Investment	11,890	-	(335,626)	1,816
Total Other Income (Expense)	(7,123,664)	(6,422,356)	(16,483,256)	(5,664,710)
Pre-Tax Net Income (Loss)	(9,867,224)	(1,464,965)	(21,935,744)	4,942,535
Provision for Income Taxes	4,069,357	5,142,559	8,053,511	9,804,737
Net Income (Loss)	$(13,936,581)	$(6,607,524)	$(29,989,255)	$(4,862,202)

Less: Accumulated Preferred Stock Dividends for the Period	(2,258,534)	(2,353,883)	(4,413,793)	(4,383,277)
Net Income (Loss) Attributable to Common Stockholders	$(16,195,115)	$(8,961,407)	$(34,403,048)	$(9,245,479)

Earnings (Loss) per Share Attributable to Common Stockholders
Basic Earnings (Loss) per Share	$(0.20)	$(0.15)	$(0.44)	$(0.16)
Diluted Earnings (Loss) per Share	$(0.20)	$(0.15)	$(0.44)	$(0.16)

Weighted Average Number of Shares Outstanding - Basic	79,073,381	60,538,317	77,576,614	57,999,461
Weighted Average Number of Shares Outstanding - Diluted	79,073,381	60,538,317	77,576,614	57,999,461
Comprehensive Income (Loss)	$(13,936,581)	$(6,607,524)	$(29,989,255)	$(4,862,202)

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Periods Ended June 30, 2024 and 2023

Expressed in U.S. Dollars

	For the Six Months Ended
	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net Income (Loss) for the Period	$(29,989,256)	$(4,862,202)
Adjustments to Reconcile Net Income (Loss) to Cash for Operating Activities
Depreciation & Amortization	12,074,138	10,826,289
Non-Cash Interest Expense	2,073,174	1,992,280
Non-Cash Lease Expense	5,203,722	3,316,171
Deferred Taxes	56,909	(324,039)
Loss on Investment	30,636	-
Change in Derivative Liabilities	(574,696)	(9,969,768)
Amortization of Debt Issuance Costs	843,025	843,025
Amortization of Debt Discount	4,682,351	4,088,319
(Gain) Loss on Investments, net	335,626	(1,816)
Stock Based Compensation	681,695	3,060,235
Changes in Operating Assets & Liabilities (net of Acquired Amounts):
Accounts Receivable	902,555	(923,614)
Inventory	1,171,159	(5,937,100)
Prepaid Expenses & Other Current Assets	(1,566,835)	(909,663)
Other Assets	(64,349)	304,451
Change in Operating Lease Liabilities	(4,706,454)	(2,661,202)
Accounts Payable & Other Liabilities	(2,981,194)	(3,853,458)
Income Taxes Payable	8,019,050	6,815,662
Net Cash Provided by (Used in) Operating Activities	(3,808,744)	1,803,570

Cash Flows from Investing Activities:
Collection of Notes Receivable	-	10,631
Cash Consideration for Acquisition of Business, Net of Cash Acquired	-	(15,834,378)
Purchase of Fixed Assets	(2,148,720)	(4,704,093)
Net Cash Provided by (Used in) Investing Activities	(2,148,720)	(20,527,840)

Cash Flows from Financing Activities:
Payment on Notes Payable	(1,007,175)	(750,000)
Proceeds from Issuance of Common Stock, Net of Issuance Costs	-	397,116
Payment for Statutory Withholdings on Equity Awards	(17,786)	-
Net Cash Provided by (Used in) Financing Activities	(1,024,961)	(352,884)

Net (Decrease) in Cash & Cash Equivalents	(6,982,425)	(19,077,154)
Cash & Cash Equivalents at Beginning of Period	19,248,932	38,949,253
Cash & Cash Equivalents at End of Period	$12,266,507	$19,872,098

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest	$8,957,030	$10,931,090
Cash Paid for Income Taxes	-	3,500,000

MEDICINE MAN TECHNOLOGIES, INC.

ADJUSTED EBITDA RECONCILIATION (NON-GAAP)

For the Periods Ended June 30, 2024 and 2023

Expressed in U.S. Dollars

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net Income (Loss)	$(13,936,581)	$(6,607,524)	$(29,989,255)	$(4,862,202)
Interest Expense, net	8,387,075	7,890,439	16,694,444	15,636,294
Provision for Income Taxes	4,069,357	5,142,559	8,053,511	9,804,737
Other (Income) Expense, net of Interest Expense	(1,263,411)	(1,468,083)	(211,188)	(9,971,584)
Depreciation & Amortization	7,037,644	3,865,190	12,656,354	10,478,004
Earnings Before Interest, Taxes, Depreciation and
Amortization (EBITDA) (non-GAAP)	$4,294,084	$8,822,581	$7,203,866	$21,085,249
Non-Cash Stock Compensation	427,779	2,845,691	681,695	3,060,235
Deal Related Expenses	337,868	733,718	996,389	1,964,588
Inventory Adjustment to Fair Market Value for
Purchase Accounting	251,266	-	251,266	-
Pre-Operating & Dark Carry Expenses	729,892	373,065	1,783,729	764,169
Restructuring Expenses	1,187,062	300,681	2,479,122	699,749
One-Time Legal Settlements & Expenses	284,898	100,000	702,551	100,000
Other Non-Recurring Items	1,519,458	638,408	2,274,333	665,034
Adjusted EBITDA (non-GAAP)	$9,032,307	$13,814,144	$16,372,951	$28,339,024
Revenue	43,235,748	42,375,100	84,836,741	82,376,036
Adjusted EBITDA Percent	20.9%	32.6%	19.3%	34.4%